News Release

EXHIBIT 99.1

SM ENERGY REPORTS SECOND QUARTER 2019 RESULTS:
SOLID EARNINGS AND CASH FLOW DRIVEN BY CONTINUED EXECUTION

DENVER, CO August 1, 2019 - SM Energy Company ("SM Energy" or the "Company") (NYSE: SM) today announced financial and operating results for the second quarter of 2019. Highlights include:

•
Better wells at lower costs - As previously reported, second quarter production of 12.4 MMBoe (136.5 MBoe/d), was up 19% from the second quarter of 2018 and up 16% sequentially, as performance from both the Midland Basin and South Texas exceeded expectations. Oil production of 5.4 MMBbls (60 MBbls/d) was up 24% from the second quarter of 2018 and 12% sequentially. Second quarter 2019 costs incurred in oil and gas activities was $269 million and total capital spend (total capital spend is a non-GAAP measure; see below for definition and reconciliation) was $261 million. Total capital spend was below guidance and reflects continued cost savings.

•
Strong production drove solid earnings and cash flow - Net income was $50.4 million; EPS was $0.45 per diluted common share, and adjusted EPS was $0.01 per diluted common share; net cash provided by operating activities was $259.9 million and adjusted EBITDAX was $263.0 million, up 41% sequentially (adjusted EPS and adjusted EBITDAX are non-GAAP measures; see below for definition and reconciliation).

•
Best in class well performance - The Sarah Connor 1050WA well set SM's record as its top performing Midland Basin well to date, based on a peak 30-day IP rate of 2,426 Boe/d (93% oil) from a 10,366 foot lateral. 27 new RockStar wells across five intervals reached 30-day peak IP rates averaging 1,250 Boe/d per well and 87% oil.

•
Value enhancement through successful interval tests - Four new horizons have continued to deliver encouraging results, including the Company's previously announced Austin Chalk wells in South Texas and its first Middle Spraberry, Dean and Wolfcamp D tests in RockStar.

MANAGEMENT COMMENTARY
President and Chief Executive Officer Jay Ottoson comments: "Our excellent performance is the result of having some of the best assets in the Midland Basin combined with continued outstanding operational execution. This year, operational efforts include well tests from South Texas and the Midland Basin on four new horizons that, while early, remain encouraging for organic inventory growth and value creation. Adjusted EBITDAX for the second quarter was the highest recorded since 2015, despite lower natural gas and NGL prices. We are generating top tier returns, continuing to drive higher operating margins and are on course with our long-term plan to deliver a positive free cash flow yield and de-lever the balance sheet."

SUMMARY WELL RESULTS
New well results include RockStar area wells that reached their 30-day peak IP rates subsequent to the Company’s May 2019 update and new interval exploration results in both the RockStar area and South Texas.

•
Results from 27 new RockStar wells, having an average lateral length of 10,552 feet, delivered 30-day peak IP rates that averaged 1,250 Boe/d per well and 87% oil. This includes wells across five intervals, 24 of which were fully or half bounded.

•	By interval, results included 13 Wolfcamp A wells averaging 1,326 Boe/d per well, two Wolfcamp B wells averaging 902 Boe/d per well, and 10 Lower Spraberry wells averaging 1,076 Boe/d per well.

•
As previously reported, new interval tests at RockStar targeting the Dean and Wolfcamp D reached 30-day peak rates of approximately 1,550 Boe/d (92% oil) and approximately 1,400 Boe/d (80% oil and naturally flowing), respectively. New interval tests at RockStar continue to be encouraging and the Company plans to include additional tests in future programs.

•	All 25 wells that are part of the Merlin Maximus development have now reached their 30-day peak IP rates, averaging approximately 1,400 Boe/d per well and 86% oil.

•
As previously reported, the Company's Watson State Austin Chalk test in South Texas continues to show encouraging results with a 30-day peak IP rate that averaged approximately 3,200 Boe/d (3-stream) with approximately 55% liquids from a 12,875 foot lateral. Both Austin Chalk test wells continue to perform well and, based on their success, the Company has planned two additional tests, both of which are expected to start producing in the fourth quarter. The Austin Chalk presents the potential for higher margin and higher return wells due to higher liquids content and lower transportation costs per Boe.

SECOND QUARTER 2019 RESULTS
Second quarter of 2019 production was 12.4 MMBoe, or 136.5 MBoe/d, with 44% oil in the commodity mix. Second quarter realized prices (before the effects of hedges) averaged $32.75 per Boe. The Company realized a $4.1 million, or $0.32 per Boe, gain after the effects of hedges.
Second quarter of 2019 net income was $50.4 million, or $0.45 per diluted common share, compared with net income of $17.2 million, or $0.15 per diluted common share, in the second quarter of 2018. For the first six months of 2019, net loss was ($127.2) million or ($1.13) per diluted common share.
Second quarter of 2019 net cash provided by operating activities was $259.9 million. For the first six months of 2019, net cash provided by operating activities was $378.4 million.
The following paragraphs discuss adjusted net income (loss), adjusted net income (loss) per diluted common share, and adjusted EBITDAX, all of which are non-GAAP measures. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Second quarter of 2019 adjusted EBITDAX was $263.0 million. Adjusted EBITDAX is up 17% year-over-year and up 41% sequentially. The increase in adjusted EBITDAX year-over-year was primarily driven by a production increase of 19% and per unit operating costs down by 11%, partially offset by lower realized prices (post-hedge). The sequential increase in adjusted EBITDAX was driven by a 16% increase in total production, including a 12% increase in oil production and a 14% decline in per unit operating costs. For the first six months of 2019, adjusted EBITDAX was $449.5 million.

Second quarter of 2019 adjusted net income was $1.3 million, or $0.01 per diluted common share, compared with adjusted net income of $16.8 million, or $0.15 per diluted common share, in the second quarter of 2018. For the first six months of 2019, adjusted net loss was ($36.4) million, or ($0.32) per diluted common share.
COMMODITY DERIVATIVES
As of July 31, 2019, the Company had commodity derivatives in place for the third and fourth quarters of 2019 and fiscal year 2020, including:

•	WTI oil hedges for approximately 80% of expected second half 2019 and approximately 50% + of expected 2020 oil production;

•	HSC natural gas hedges for approximately 70% of expected second half 2019 production;

•	Midland-Cushing differential hedges for approximately 60% of expected second half 2019 and expected 2020 Permian oil production; and

•	WAHA natural gas hedges for approximately 70% of expected second half 2019 Permian residue natural gas production
Detailed data on derivatives are provided in the accompanying IR presentation and the Company’s Quarterly Report on Form 10-Q for the second quarter of 2019.
SCHEDULE FOR SECOND QUARTER REPORTING
This release is accompanied by an investor presentation and pre-recorded call with transcript all of which are posted to the Company’s website. Please visit the Company’s website at ir.sm-energy.com to access this additional second quarter detail.
Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time on August 2, 2019 for the second quarter 2019 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 3293419) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 3293419) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call until August 9, 2019.
UPCOMING CONFERENCE PARTICIPATION

•
August 12, 2019 - Enercom’s The Oil and Gas Conference. President and Chief Executive Officer Jay Ottoson will present at 2:30 p.m. Mountain time. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website before market open on August 12, 2019.

•
September 3, 2019 - Barclay’s Global CEO - Energy Power Conference.  President and Chief Executive Officer Jay Ottoson will present at 1:45 p.m. Eastern time.  The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period.  An investor presentation for this event will be posted to the Company’s website before market open on September 3, 2019.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," "objectives," "target," "will," "on course," "potential" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include: projections for cash flow yield; projections for improved margins; Austin Chalk production and related margin projections; expected inventory growth; expected value creation; and, expected de-levering of the balance sheet. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices and related differentials, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future test results and timing and rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; and other such matters discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019
Production Data
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2019	2018	Percent Change	2019	2018	Percent Change
Average realized sales price, before the effects of derivative settlements:
Oil (per Bbl)	$56.04	$61.02	(8)%	$52.95	$61.14	(13)%
Gas (per Mcf)	$2.31	$3.32	(30)%	$2.50	$3.23	(23)%
NGLs (per Bbl)	$16.42	$27.55	(40)%	$17.76	$26.60	(33)%
Per Boe	$32.75	$38.40	(15)%	$32.34	$38.09	(15)%
Average realized sales price, including the effects of derivative settlements:
Oil (per Bbl)	$54.07	$55.42	(2)%	$51.77	$55.90	(7)%
Gas (per Mcf)	$2.51	$3.29	(24)%	$2.53	$3.34	(24)%
NGLs (per Bbl)	$20.42	$21.51	(5)%	$20.08	$20.54	(2)%
Equivalent (per Boe)	$33.07	$34.91	(5)%	$32.30	$35.12	(8)%
Production(1):
Oil (MMBbl)	5.4	4.4	24%	10.3	8.6	19%
Gas (Bcf)	28.3	25.3	12%	52.2	50.5	3%
NGLs (MMBbl)	2.3	1.9	20%	4.2	3.6	16%
MMBoe	12.4	10.5	19%	23.1	20.6	12%
Average daily production(1):
Oil (MBbl/d)	59.6	47.9	24%	56.7	47.6	19%
Gas (MMcf/d)	310.9	278.3	12%	288.3	279.3	3%
NGLs (MBbl/d)	25.1	20.9	20%	23.0	19.7	16%
MBoe/d	136.5	115.2	19%	127.7	113.9	12%
Per Boe data:
Realized price, before the effects of derivative settlements	$32.75	$38.40	(15)%	$32.34	$38.09	(15)%
Lease operating expense	4.16	4.66	(11)%	4.64	4.80	(3)%
Transportation costs	4.00	4.47	(11)%	4.04	4.55	(11)%
Production taxes	1.30	1.66	(22)%	1.30	1.67	(22)%
Ad valorem tax expense	0.44	0.41	7%	0.59	0.54	9%
General and administrative(2)	2.49	2.76	(10)%	2.73	2.74	—%
Operating margin, before the effects of derivative settlements	20.36	24.44	(17)%	19.04	23.79	(20)%
Derivative settlement gain (loss)	0.32	(3.49)	109%	(0.04)	(2.97)	99%
Operating margin, including the effects of derivative settlements	$20.68	$20.95	(1)%	$19.00	$20.82	(9)%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$16.61	$14.48	15%	$16.62	$13.69	21%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.39 for the three months ended June 30, 2019, and 2018, and $0.41 and $0.40 for the six months ended June 30, 2019, and 2018, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share data)	June 30,	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$12	$77,965
Accounts receivable	165,757	167,536
Derivative assets	114,242	175,130
Prepaid expenses and other	8,723	8,632
Total current assets	288,734	429,263
Property and equipment (successful efforts method):
Proved oil and gas properties	7,974,754	7,278,362
Accumulated depletion, depreciation, and amortization	(3,774,548)	(3,417,953)
Unproved oil and gas properties	1,445,985	1,581,401
Wells in progress	257,945	295,529
Properties held for sale, net	—	5,280
Other property and equipment, net of accumulated depreciation of $62,372 and $57,102, respectively	81,193	88,546
Total property and equipment, net	5,985,329	5,831,165
Noncurrent assets:
Derivative assets	30,180	58,499
Other noncurrent assets	87,696	33,935
Total noncurrent assets	117,876	92,434
Total assets	$6,391,939	$6,352,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$407,883	$403,199
Derivative liabilities	70,259	62,853
Other current liabilities	25,803	—
Total current liabilities	503,945	466,052
Noncurrent liabilities:
Revolving credit facility	118,000	—
Senior Notes, net of unamortized deferred financing costs	2,450,737	2,448,439
Senior Convertible Notes, net of unamortized discount and deferred financing costs	152,503	147,894
Asset retirement obligations	95,194	91,859
Deferred income taxes	190,146	223,278
Derivative liabilities	12,431	12,496
Other noncurrent liabilities	67,140	42,522
Total noncurrent liabilities	3,086,151	2,966,488
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 112,525,633 and 112,241,966 shares, respectively	1,125	1,122
Additional paid-in capital	1,779,665	1,765,738
Retained earnings	1,033,051	1,165,842
Accumulated other comprehensive loss	(11,998)	(12,380)
Total stockholders’ equity	2,801,843	2,920,322
Total liabilities and stockholders’ equity	$6,391,939	$6,352,862

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenues and other income:
Oil, gas, and NGL production revenue	$406,854	$402,558	$747,330	$785,444
Net gain on divestiture activity	262	39,501	323	424,870
Other operating revenues	56	1,857	449	3,197
Total operating revenues and other income	407,172	443,916	748,102	1,213,511
Operating expenses:
Oil, gas, and NGL production expense	123,050	117,400	244,355	238,279
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	206,330	151,765	384,076	282,238
Exploration(1)	10,877	14,056	22,225	27,783
Abandonment and impairment of unproved properties	12,417	11,935	18,755	17,560
General and administrative(1)	30,920	28,920	63,006	56,602
Net derivative (gain) loss(2)	(79,655)	63,749	97,426	71,278
Other operating expenses, net	(934)	(57)	(599)	4,555
Total operating expenses	303,005	387,768	829,244	698,295
Income (loss) from operations	104,167	56,148	(81,142)	515,216
Interest expense	(39,627)	(41,654)	(77,607)	(84,739)
Other non-operating income (expense), net	(562)	1,802	(879)	2,211
Income (loss) before income taxes	63,978	16,296	(159,628)	432,688
Income tax (expense) benefit	(13,590)	901	32,448	(98,090)
Net income (loss)	$50,388	$17,197	$(127,180)	$334,598

Basic weighted-average common shares outstanding	112,262	111,701	112,257	111,698
Diluted weighted-average common shares outstanding	112,932	113,630	112,257	113,267
Basic net income (loss) per common share	$0.45	$0.15	$(1.13)	$3.00
Diluted net income (loss) per common share	$0.45	$0.15	$(1.13)	$2.95
Dividends per common share	$—	$—	$0.05	$0.05

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,291	$1,189	$2,496	$2,505
General and administrative expense	4,863	4,075	9,496	8,171
Total non-cash stock-based compensation	$6,154	$5,264	$11,992	$10,676

(2) The net derivative (gain) loss line item consists of the following:
Settlement (gain) loss	$(4,090)	$36,665	$879	$61,193
(Gain) loss on fair value changes	(75,565)	27,084	96,547	10,085
Total net derivative (gain) loss	$(79,655)	$63,749	$97,426	$71,278

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322
Net loss	—	—	—	(177,568)	—	(177,568)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,612)	—	(5,612)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	2,579	—	(18)	—	—	(18)
Stock-based compensation expense	—	—	5,838	—	—	5,838
Balances, March 31, 2019	112,244,545	$1,122	$1,771,558	$982,662	$(12,117)	$2,743,225
Net income	—	—	—	50,388	—	50,388
Other comprehensive income	—		—	—	119	119
Issuance of common stock under Employee Stock Purchase Plan	184,079	2	1,957	—	—	1,959
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	290	—	(2)	—	—	(2)
Stock-based compensation expense	96,719	1	6,153	—	—	6,154
Other	—	—	(1)	1	—	—
Balances, June 30, 2019	112,525,633	$1,125	$1,779,665	$1,033,051	$(11,998)	$2,801,843

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2017	111,687,016	$1,117	$1,741,623	$665,657	$(13,789)	$2,394,608
Net income	—	—	—	317,401	—	317,401
Other comprehensive income	—	—	—	—	260	260
Cash dividends declared, $0.05 per share	—	—	—	(5,584)	—	(5,584)
Stock-based compensation expense		—	5,412	—	—	5,412
Cumulative effect of accounting change	—	—	—	2,969	(2,969)	—
Other	—	—	—	1	(1)	—
Balances, March 31, 2018	111,687,016	$1,117	$1,747,035	$980,444	$(16,499)	$2,712,097
Net income	—	—	—	17,197	—	17,197
Other comprehensive income	—	—	—	—	198	198
Issuance of common stock under Employee Stock Purchase Plan	100,249	1	1,880	—	—	1,881
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,161	—	(10)	—	—	(10)
Stock-based compensation expense	58,572	—	5,264	—	—	5,264
Balances, June 30, 2018	111,846,998	$1,118	$1,754,169	$997,641	$(16,301)	$2,736,627

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$50,388	$17,197	$(127,180)	$334,598
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net gain on divestiture activity	(262)	(39,501)	(323)	(424,870)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	206,330	151,765	384,076	282,238
Abandonment and impairment of unproved properties	12,417	11,935	18,755	17,560
Stock-based compensation expense	6,154	5,264	11,992	10,676
Net derivative (gain) loss	(79,655)	63,749	97,426	71,278
Derivative settlement gain (loss)	4,090	(36,665)	(879)	(61,193)
Amortization of debt discount and deferred financing costs	3,844	3,884	7,633	7,750
Deferred income taxes	13,766	(861)	(33,237)	97,505
Other, net	1,243	225	(1,287)	(2,302)
Net change in working capital	41,613	(5,609)	21,454	(21,722)
Net cash provided by operating activities	259,928	171,383	378,430	311,518

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties (1)	6,406	251,435	12,520	742,215
Capital expenditures	(326,787)	(421,798)	(576,127)	(723,319)
Acquisition of proved and unproved oil and gas properties	28	(24,615)	319	(24,615)
Net cash used in investing activities	(320,353)	(194,978)	(563,288)	(5,719)

Cash flows from financing activities:
Proceeds from credit facility	524,500	—	696,500	—
Repayment of credit facility	(453,000)	—	(578,500)	—
Net proceeds from sale of common stock	1,959	1,881	1,959	1,881
Dividends paid	(5,612)	(5,584)	(5,612)	(5,584)
Other, net	(1,026)	(133)	(1,044)	(133)
Net cash provided by (used in) financing activities	66,821	(3,836)	113,303	(3,836)

Net change in cash, cash equivalents, and restricted cash	6,396	(27,431)	(71,555)	301,963
Cash, cash equivalents, and restricted cash at beginning of period	14	643,337	77,965	313,943
Cash, cash equivalents, and restricted cash at end of period (1)	$6,410	$615,906	$6,410	$615,906
Less: Restricted cash (1)	(6,398)	—	(6,398)	—
Cash and cash equivalents	$12	$615,906	$12	$615,906

(1) As of June 30, 2019, a portion of net proceeds from the sale of oil and gas properties was restricted for future property acquisitions. Restricted cash is included in the other noncurrent assets line item on the accompanying unaudited condensed consolidated balance sheets.

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. Non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company presents because management believes it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s second quarter of 2019 Form 10-Q and 2018 Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, and accruals for non-recurring matters. Adjusted net income (loss) is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net income (loss) attributable to common shareholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of upstream oil and gas companies.
Total capital spend: Total capital spend is calculated as costs incurred, less asset retirement obligations (“ARO”), capitalized interest and acquisitions. Total capital spend is presented because management believes that it provides useful information to investors in the analysis of SM Energy Company and is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. Total capital spend should not be used in isolation or as a substitute to costs incurred or other capital spending measures under GAAP.
Discretionary cash flow: Discretionary cash flow is calculated as net cash provided by operating activities excluding changes in current assets and current liabilities, and exploration. Exploration expense is added back in the calculation because, for peer comparison purposes, this number is included in our total capital spend. The Company believes this measure is important to investors because it provides useful additional information to investors for analysis of the Company’s ability to generate cash to fund exploration and development, and to service indebtedness. In addition, management believes that discretionary cash flows is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of upstream oil and gas companies.
FORWARD-LOOKING NON-GAAP MEASURES
The Company is unable to present a reconciliation of forward-looking Total Capital Spend because components of the calculation, such as potential acquisitions, are inherently unpredictable. Moreover, estimating the most directly comparable GAAP measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Adjusted EBITDAX Reconciliation(1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to adjusted EBITDAX (non-GAAP)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$50,388	$17,197	$(127,180)	$334,598
Interest expense	39,627	41,654	77,607	84,739
Income tax expense (benefit)	13,590	(901)	(32,448)	98,090
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	206,330	151,765	384,076	282,238
Exploration(2)	9,586	12,867	19,729	25,278
Abandonment and impairment of unproved properties	12,417	11,935	18,755	17,560
Stock-based compensation expense	6,154	5,264	11,992	10,676
Net derivative (gain) loss	(79,655)	63,749	97,426	71,278
Derivative settlement gain (loss)	4,090	(36,665)	(879)	(61,193)
Net gain on divestiture activity	(262)	(39,501)	(323)	(424,870)
Other, net	691	(2,412)	695	(3,254)
Adjusted EBITDAX (non-GAAP)	262,956	224,952	449,450	435,140
Interest expense	(39,627)	(41,654)	(77,607)	(84,739)
Income tax (expense) benefit	(13,590)	901	32,448	(98,090)
Exploration(2)	(9,586)	(12,867)	(19,729)	(25,278)
Amortization of debt discount and deferred financing costs	3,844	3,884	7,633	7,750
Deferred income taxes	13,766	(861)	(33,237)	97,505
Other, net	552	2,637	(1,982)	952
Net change in working capital	41,613	(5,609)	21,454	(21,722)
Net cash provided by operating activities (GAAP)	$259,928	$171,383	$378,430	$311,518

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the Company's condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Adjusted Net Income (Loss) Reconciliation(1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$50,388	$17,197	$(127,180)	$334,598
Net derivative (gain) loss	(79,655)	63,749	97,426	71,278
Derivative settlement gain (loss)	4,090	(36,665)	(879)	(61,193)
Net gain on divestiture activity	(262)	(39,501)	(323)	(424,870)
Abandonment and impairment of unproved properties	12,417	11,935	18,755	17,560
Other, net(2)	699	2	912	809
Tax effect of adjustments(3)	13,608	104	(25,148)	86,022
Adjusted net income (loss) (non-GAAP)	$1,285	$16,821	$(36,437)	$24,204

Diluted net income (loss) per common share (GAAP)	$0.45	$0.15	$(1.13)	$2.95
Net derivative (gain) loss	(0.71)	0.56	0.87	0.63
Derivative settlement gain (loss)	0.04	(0.32)	(0.01)	(0.54)
Net gain on divestiture activity	—	(0.35)	—	(3.75)
Abandonment and impairment of unproved properties	0.11	0.11	0.17	0.16
Other, net(2)	0.01	—	0.01	0.01
Tax effect of adjustments(3)	0.11	—	(0.23)	0.75
Adjusted net income (loss) per diluted common share (non-GAAP)	$0.01	$0.15	$(0.32)	$0.21

Basic weighted-average common shares outstanding	112,262	111,701	112,257	111,698
Diluted weighted-average common shares outstanding	112,932	113,630	112,257	113,267

Note: Amounts may not calculate due to rounding.
(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For the three and six-month periods ended June 30, 2019, the adjustment relates to bad debt expense and impairment on materials inventory. For the three-month period ended June 30, 2018, the adjustment relates to bad debt expense. For the six-month period ended June 30, 2018, the adjustment relates to bad debt expense and an accrual for a non-recurring matter. These items are included in other operating expenses, net on the Company's condensed consolidated statements of operations.

(3) The tax effect of adjustments for the three and six month periods ended June 30, 2019, and 2018, was calculated using a tax rate of 21.7%. These rates approximate the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2019

Total Capital Spend Reconciliation(1)
(in millions)

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (non-GAAP)	For the Three Months Ended June 30,	For the Six Months Ended June 30,
	2019	2019
Costs incurred in oil and gas activities (GAAP):	$268.5	$590.5
Asset retirement obligations	(0.3)	(0.8)
Capitalized interest	(5.0)	(9.9)
Proved property acquisitions(2)	—	0.3
Other	(2.0)	(3.4)
Total capital spend (non-GAAP):	$261.3	$576.8

Note: Amounts may not sum due to rounding.
(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) The Company completed several primarily non-monetary acreage trades in the Midland Basin during the first half of 2019 totaling $66.6 million of value attributed to the properties transferred. This non-monetary consideration is not reflected in the costs incurred or capital spend amounts presented above.

Discretionary Cash Flow Reconciliation(1)
(in millions)

Reconciliation of net cash provided by operating activities (GAAP) to discretionary cash flow (non-GAAP)	For the Three Months Ended June 30,	For the Six Months Ended June 30,
	2019	2019
Net cash provided by operating activities (GAAP):	$259.9	$378.4
Net change in working capital	(41.6)	(21.5)
Exploration(2)(3)	9.6	19.7
Discretionary cash flow (non-GAAP):	$227.9	$376.6

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Exploration expense is added back in the calculation of discretionary cash flow because, for peer comparison purposes, this number is included in our reported total capital spend.
(3) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense as it is non-cash.